      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 1, 2001

                                                     REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              EL PASO CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                                                                 76-0568816
  (STATE OR OTHER JURISDICTION OF                                         (I.R.S. EMPLOYER IDENTIFICATION NO.)
   INCORPORATION OR ORGANIZATION)

                                                                        BRITTON WHITE JR.
                                                                    EXECUTIVE VICE PRESIDENT
                                                                       AND GENERAL COUNSEL
                  EL PASO BUILDING                                      EL PASO BUILDING
                1001 LOUISIANA STREET                                 1001 LOUISIANA STREET
                HOUSTON, TEXAS 77002                                  HOUSTON, TEXAS 77002
                   (713) 420-2600                                        (713) 420-2600
 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,    (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                      INCLUDING                                              NUMBER,
   AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE          INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                      OFFICES)

                            ------------------------
                                   COPIES TO:

                            G. MICHAEL O'LEARY, ESQ.
                             ANDREWS & KURTH L.L.P.
                             600 TRAVIS, SUITE 4200
                              HOUSTON, TEXAS 77002
                                 (713) 220-4200
                            ------------------------
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined in light of market conditions and other factors.
                            ------------------------
     If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                            ------------------------
                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                PROPOSED
                                                                 MAXIMUM                 PROPOSED
     TITLE OF EACH CLASS OF           AMOUNT TO BE           OFFERING PRICE         MAXIMUM AGGREGATE            AMOUNT OF
  SECURITIES TO BE REGISTERED         REGISTERED(2)           PER SHARE(3)          OFFERING PRICE(3)        REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock(1).................         133,690                 $69.45                 $9,284,771                $2,321
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) Includes preferred stock purchase rights relating to each share of Common Stock, par value $3.00 per share. The preferred stock purchase rights are associated with and trade with the Common Stock.
(2) The number of shares of Common Stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(3) Determined in accordance with Rule 457(c) based on average of the high and low prices of the Common Stock on April 25, 2001 as reported in The Wall Street Journal on April 26, 2001.
                            ------------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

       The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED MAY 1, 2001

PRELIMINARY PROSPECTUS

                                 133,690 SHARES

                                  EL PASO LOGO

                              EL PASO CORPORATION

                                  COMMON STOCK

     This prospectus covers the resale of shares of El Paso Corporation common stock, par value $3.00 per share by certain persons listed in this prospectus as selling stockholders. They are offering and selling up to 133,690 shares of our common stock. All net proceeds from the sale of the shares of common stock offered by this prospectus will go to the selling stockholders. We will not receive any proceeds from such sales.

     The selling stockholders may offer their shares of common stock through public or private transactions, in the over-the-counter markets, on any exchanges on which our common stock is traded at the time of sale, at prevailing market prices or at privately negotiated prices. The selling stockholders may engage brokers or dealers who may receive commissions or discounts from the selling stockholders. We will pay substantially all of the expenses incident to the registration of such shares, except for the selling commissions.

     El Paso's common stock is listed for trading on the New York Stock Exchange and the Pacific Exchange under the trading symbol "EPG." On April 26, 2001, the closing price of El Paso's common stock on the New York Stock Exchange was $70.06 per share.

     Our principal executive offices are located at the El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, and our telephone number is (713) 420-2600.

INVESTING IN OUR COMMON STOCK INVOLVES RISKS. SEE "RISK FACTORS" AND "CAUTIONARY
           STATEMENT REGARDING FORWARD-LOOKING STATEMENTS" ON PAGE 2.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               TABLE OF CONTENTS

Risk Factors................................................    2
El Paso's Business..........................................    2
Cautionary Statement Regarding Forward-Looking Statements...    2
Use of Proceeds.............................................    3
Selling Stockholders........................................    4
Plan of Distribution........................................    5
Description of El Paso Company Stock........................    6
Where You Can Find More Information.........................    6
Legal Matters...............................................    7
Experts.....................................................    7

                                  RISK FACTORS

     Before you invest in El Paso common stock, you should read the risks, uncertainties and factors which may adversely affect El Paso that are discussed under the caption "Risk Factors and Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" in our Current Report on Form 8-K filed on March 23, 2001, which are incorporated by reference in this prospectus.

                               EL PASO'S BUSINESS

     El Paso is a global energy company with operations that span the wholesale energy value chain, from natural gas production and extraction to power generation. El Paso's principal operations include: the transportation, gathering, processing, and storage of natural gas; marketing of energy and energy-related commodities and products; generation of power; refining of petroleum; production of chemicals; development and operation of energy infrastructure facilities; exploration and production of natural gas and oil; and mining of coal.

     El Paso's principal executive offices are located at the El Paso Building, 1001 Louisiana Street, Houston, Texas 77002, and our telephone number is (713) 420-2600.

                         CAUTIONARY STATEMENT REGARDING
                           FORWARD-LOOKING STATEMENTS

     We have made statements in this document and in documents that we have incorporated by reference into this document that constitute forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements are subject to risks and uncertainties. Forward-looking statements include information concerning possible or assumed future results of operations of El Paso. These statements may relate to, but are not limited to, information or assumptions about earnings per share, capital and other expenditures, dividends, financing plans, capital structure, cash flow, pending legal proceedings and claims, including environmental matters, future economic performance, operating income, cost savings, management's plans, goals and objectives for future operations and growth and markets for the securities of El Paso. These forward-looking statements generally are accompanied by words such as "intend," "anticipate," "believe," "estimate," "expect," "should" or similar expressions. You should understand that these forward-looking statements are estimates reflecting the best judgment of senior management of El Paso, not guarantees of future performance. They are subject to a number of assumptions, risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. Important factors that could cause actual results to differ materially from estimates or projections contained in forward-looking statements include, among others, the following:

     - the risk that earnings may be adversely affected by fluctuating energy prices;

     - the risk that rates charged to customers may be reduced by governmental authorities;

     - the highly competitive nature of the natural gas transportation, gathering, processing and storage businesses, the oil and gas exploration and production business, the energy marketing and power generation industries, the crude oil refining and chemical production businesses and the coal mining business;

     - the risk of favorable customer contracts expiring or being renewed on less attractive terms;

     - the timing and success of our exploration and development drilling programs, which would affect production levels and reserves;

     - changes to our estimates of oil, gas and coal reserves;

     - the risk of financial losses arising out of derivative transactions;

     - risks incident to the drilling and operation of oil and gas wells;

     - risks incident to operating crude oil refineries, chemical plants and coal mines;

     - future drilling, production and development costs, including drilling rig rates;

     - the costs of environmental liabilities, regulations and litigation;

     - the impact of operational hazards;

     - the risk that required regulatory approvals for proposed pipeline, storage and power generation projects may be delayed or may only be granted on terms that are unacceptable or significantly less favorable than anticipated;

     - the risks associated with future weather conditions;

     - the risk that our telecommunications strategy may not be successful;

     - the risk that the former businesses of The Coastal Corporation may not be successfully integrated with our businesses;

     - the risk that we may not fully realize the benefits expected to result from our merger with The Coastal Corporation;

     - the impact of the loss of key employees; and

     - the risk that other firms will further expand into markets in which we operate.

     These factors are more fully described in our 2000 Annual Report on Form 10-K under the heading "Risk Factors and Cautionary Statement For Purposes of the "Safe Harbor" Provisions of the Private Securities Litigation Reform Act of 1995" and are incorporated herein by reference. Other factors that could cause actual results to differ materially from estimates and projections contained in forward-looking statements are described in the other documents that we incorporated by reference into this document. In addition, we can give you no assurance that:

     - we have correctly identified and assessed all of the factors affecting our businesses;

     - the publicly available and other information with respect to these factors on which we have based our analysis is complete or correct;

     - our analysis is correct; or

     - our strategies, which are based in part on this analysis, will be successful.

     Accordingly, you should not place undue reliance on forward-looking statements, which speak only as of the date of this prospectus, or, in the case of documents incorporated by reference, the date of those documents.

     All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholder; nor will such proceeds be available for our use or benefit.

                              SELLING STOCKHOLDERS

     This prospectus relates to the sale by certain selling stockholders from time to time of up to 133,690 shares of El Paso common stock. The certain selling stockholders acquired the shares of common stock being offered by this prospectus pursuant to certain "earn-out" rights granted to them in connection with our acquisition of EnCap Investments L.C. in March of 1999. The shares of common stock offered by the selling stockholders are included in the registration statement of which this prospectus is a part pursuant to an undertaking made in connection with the EnCap acquisition. The following table sets forth as of May 1, 2001 certain information with respect to the selling stockholders.

                                                   NUMBER OF                             NUMBER OF
                                              SHARES BENEFICIALLY     NUMBER OF     SHARES BENEFICIALLY
                                                 OWNED BEFORE          SHARES           OWNED AFTER
            SELLING STOCKHOLDER                   OFFERING(1)       BEING OFFERED       OFFERING(2)
            -------------------               -------------------   -------------   -------------------
David B. Miller.............................         81,787             30,080             51,707
Gary R. Peterson............................         68,159             30,080             38,079
D. Martin Phillips..........................         78,199             30,080             48,119
Robert L. Zorich............................         73,159             30,080             43,079
Banc One Capital Partners VIII, Ltd. .......         13,370             13,370                  0
                                                    -------            -------            -------
Total.......................................        314,674            133,690            180,984
                                                    =======            =======            =======

-------------------------
(1) Less than 1%

(2) Assumes that each selling stockholder will sell all of the shares set forth above under "Number of Shares Being Offered." The selling stockholders may offer all, some or none of their shares.

     We will pay all costs and expenses incurred in connection with the registration under the Securities Act of 1933 of the shares offered hereby, including, but not limited to, all registration and filing fees, any stock exchange listing fee, printing expenses and fees and disbursements of counsel and accountants for El Paso. The selling stockholders will pay all brokerage fees and commissions, if any, incurred in connection with the sale of the shares.

                              PLAN OF DISTRIBUTION

     The shares of common stock offered by the selling stockholders may be offered and sold by means of this prospectus from time to time as market conditions permit in one or more transactions on the NYSE, PSE, in the over-the-counter market, in negotiated transactions or otherwise, or through a combination of these methods, at fixed prices, which may be changed, at prices and terms then prevailing or at prices related to the then-current market price, or at negotiated prices. These shares may be sold by one or more of the following methods, without limitation:

     - a block trade in which a broker or dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers; and

     - face-to-face transactions between sellers and purchasers without brokers or dealers.

In making sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate. These brokers or dealers may receive commissions or discounts from selling stockholders in amounts to be negotiated.

     To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In effecting sales, brokers or dealers engaged by the selling stockholders may arrange for other brokers or dealers to participate in the resales.

     The selling stockholders and any persons who participate in the distribution of the shares offered by this prospectus may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, and any commissions received by them and profit on any resale of the shares as principal may be considered underwriting discounts and commissions under the Securities Act of 1933.

     The shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the shares may not simultaneously engage in market making activities with respect to our common stock for a specified period prior to the commencement of such distribution and until its completion. In addition, each selling stockholder will be subject to applicable provisions of the Securities Exchange Act of 1934 and the associated rules and regulations under the Securities Exchange Act of 1934, including Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. We will make copies of this prospectus available to the selling stockholders and have informed them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares.

                      DESCRIPTION OF EL PASO COMMON STOCK

     The authorized capital stock of El Paso consists of 750,000,000 shares of common stock and 50,000,000 shares of preferred stock. The description of our common stock is contained in our registration statement on Form 8-A, dated April 5, 2001, and the description of our preferred stock purchase rights associated with our common stock is contained in our registration statement on Form 8-A/A, dated January 29, 1999. Both of these registration statements are incorporated by reference into this prospectus. As of March 16, 2001, we had outstanding 508,892,767 shares of our common stock and 200,000 shares of our Series B Mandatorily Convertible Single Reset Preferred Stock.

                      WHERE YOU CAN FIND MORE INFORMATION

     We have filed a registration statement with the SEC under the Securities Act of 1933 that registers the securities offered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allows us to omit some information included in the registration statement from this prospectus.

     In addition, we file reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934. You may read and copy this information at the following locations of the SEC:

Public Reference Room        New York Regional Office      Chicago Regional Office
Room 1024                    Suite 100                     Citicorp Center
Judiciary Plaza              7 World Trade Center          Suite 1400
450 Fifth Street, N.W.       New York, New York 10048      500 West Madison Street
Washington, D.C. 20549                                     Chicago, Illinois
                                                           60661-2511

     You may also obtain copies of this information by mail from the public reference section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The SEC also maintains an Internet world wide website that contains reports, proxy statements and other information about issuers, including El Paso, who file electronically with the SEC. The address of that site is http://www.sec.gov. You can also inspect reports, proxy statements and other information about us at the offices of The New York Stock Exchange, Inc., located at 20 Broad Street, New York, New York 10005 and at the offices of the Pacific Exchange at 301 Pine Street, San Francisco, California 94104.

     The SEC allows us to "incorporate by reference" information into this document. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this document, except for any information that is superseded by information that is included directly in this document.

     We incorporate by reference the documents listed below that we have previously filed with the SEC. They contain important information about us and our financial condition. Some of these filings have been amended by later filings, which are also listed.

     - Annual Report on Form 10-K, for the year ended December 31, 2000;

     - Current Reports on Form 8-K filed January 3, 2001, January 29, 2001, February 2, 2001, February 5, 2001, February 6, 2001, February 15, 2001, February 21, 2001, February 23, 2001, March 2, 2001, March 23, 2001,
       March 26, 2001, and March 29, 2001;

     - Proxy Statement for the Annual Meeting of Shareholders to be held on May 21, 2001, filed March 27, 2001; and

     - The description of our common stock contained in our registration statement on Form 8-A, dated April 5, 2001; and the description of our preferred stock purchase rights contained in our registration statement on Form 8-A/A, dated January 29, 1999.

     We incorporate by reference additional documents that we may file with the SEC after the date of the initial registration statement until the registration statement becomes effective. We also incorporate by reference additional documents that we may file with the SEC until all of the securities offered by this prospectus have been sold. These documents include periodic reports, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     You can obtain any of the documents incorporated by reference in this document through us or from the SEC through the SEC's website at the address provided above. Documents incorporated by reference are available from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this document. You can obtain documents incorporated by reference in this document by requesting them in writing or by telephone from us at the following address:

                              El Paso Corporation
                          Office of Investor Relations
                                El Paso Building
                             1001 Louisiana Street
                              Houston, Texas 77002
                         Telephone No.: (713) 420-2600

     WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION THAT DIFFERS FROM, OR ADDS TO, THE INFORMATION IN THIS DOCUMENT OR IN OUR DOCUMENTS THAT ARE PUBLICLY FILED WITH THE SEC. THEREFORE, IF ANYONE DOES GIVE YOU DIFFERENT OR ADDITIONAL INFORMATION, YOU SHOULD NOT RELY ON IT.

     IF YOU ARE IN A JURISDICTION WHERE IT IS UNLAWFUL TO OFFER TO EXCHANGE OR SELL, OR TO ASK FOR OFFERS TO EXCHANGE OR BUY, THE SECURITIES OFFERED BY THIS DOCUMENT, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE ACTIVITIES, THEN THE OFFER PRESENTED BY THIS DOCUMENT DOES NOT EXTEND TO YOU.

     THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF ITS DATE UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                                 LEGAL MATTERS

     Certain legal matters in connection with the validity of the common stock offered under this prospectus have been passed upon for us by Andrews & Kurth, L.L.P., Houston, Texas.

                                    EXPERTS

     Our consolidated financial statements as of December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, incorporated by reference in this prospectus from the 2000 Annual Report on Form 10-K, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The audited supplemental combined financial statements incorporated by reference in this prospectus from the Current Report on Form 8-K dated March 23, 2001, except as they relate to El Paso CGP Company (formerly The Coastal Corporation), have been audited by PricewaterhouseCoopers

LLP, independent accountants, and, insofar as they relate to El Paso CGP Company (formerly The Coastal Corporation), by other accountants, whose report thereon appears therein. Such financial statements have been so included in reliance on the reports of such independent accountants given on the authority of such firm as experts in auditing and accounting.

     The consolidated financial statements and related financial statement schedule of El Paso CGP Company (formerly The Coastal Corporation) incorporated in this prospectus by reference from El Paso's Current Report on Form 8-K dated March 23, 2001, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     Information related to the estimated proved reserves attributable to certain oil and gas properties of subsidiaries of El Paso CGP Company as of December 31, 2000 and estimates of future net cash flows and present value of the reserves have been incorporated by reference in El Paso's Current Report on Form 8-K dated March 23, 2001, which is incorporated herein by reference, in reliance on the reserve report, dated January 29, 2001, prepared by Huddleston & Co., Inc., independent petroleum engineers.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

            , 2001

                                 133,690 SHARES

                           [EL PASO CORPORATION LOGO]

                              EL PASO CORPORATION

                                  COMMON STOCK

                             ----------------------
                                   PROSPECTUS
                             ----------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses, other than selling or underwriting discounts and commissions, to be incurred by El Paso in connection with the issuance and distribution of the shares of common stock being registered. All amounts shown are estimated except the Commission registration fee.

SEC registration fee........................................  $ 2,321
Printing and engraving expenses.............................   10,000
Legal fees and expenses.....................................   10,000
Accounting fees and expenses................................    5,000
Miscellaneous...............................................    1,500
                                                              -------
     Total..................................................  $28,821
                                                              =======

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS OF EL PASO CORPORATION

     Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits, proceedings whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys' fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation's charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.

     Article X of the by-laws of El Paso requires indemnification to the full extent permitted under Delaware law as from time to time in effect. Subject to any restrictions imposed by Delaware law, the by-laws of El Paso provide an unconditional right to indemnification for all expense, liability, and loss (including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by any person in connection with any actual or threatened proceeding (including, to the extent permitted by law, any derivative action) by reason of the fact that such person is or was serving as a director or officer or employee of El Paso, such person or is or was serving at the request of El Paso as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan. The by-laws of El Paso also provide that El Paso may, by action of its board of directors, provide indemnification to its agents with the same scope and effect as the foregoing indemnification of directors and officers.

     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or
(iv) any transaction from which the director derived an improper personal benefit.

     Article 10 of El Paso's restated certificate of incorporation, as amended, provides that to the full extent that the DGCL, as it now exists or may hereafter be amended, permits the limitation or elimination of the liability of directors, a director of El Paso shall not be liable to El Paso or its stockholders for monetary damages for breach of fiduciary duty as a director. Any amendment to or repeal of such Article 10 shall not adversely affect any right or protection of a director of El Paso for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     El Paso maintains directors' and officers' liability insurance which provides for payment, on behalf of the directors and officers of El Paso and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act of 1933, as amended ("Securities Act") for acts or omissions by such persons while acting as directors or officers of El Paso and/or its subsidiaries, as the case may be.

ITEM 16.  EXHIBITS

EXHIBIT
  NO.                                    EXHIBIT
-------                                  -------
  3.1      --  Restated Certificate of Incorporation of El Paso
               (incorporated by reference to Exhibit 3.A to El Paso's
               Current Report on Form 8-K, File No. 1-14365, filed February
               14, 2001).
  3.2      --  Restated By-laws of El Paso (incorporated by reference to
               Exhibit 3.B to El Paso's Current Report on Form 8-K, File
               No. 1-14365, filed February 14, 2001).
  4.1      --  Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso and Fleet
               National Bank c/o Equiserve, as Rights Agent (incorporated by reference to Exhibit 1 of El Paso's Registration
               Statement on Form 8-A/A, File No. 1-14365, filed January 29,
               1999)
 *5.1      --  Opinion of Andrews & Kurth L.L.P. as to the legality of the common stock being registered.
*23.1      --  Consent of PricewaterhouseCoopers LLP.
*23.2      --  Consent of Deloitte & Touche LLP.
*23.3      --  Consent of Huddleston & Co., Inc.
*23.4      --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
*24.1      --  Powers of Attorney (included on signature page).

---------------

 * Filed herewith.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by El Paso pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of El Paso's annual report pursuant to
     Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the Registrants pursuant to the provisions of Item 15. of this Registration Statement, or otherwise, each Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by El Paso of expenses incurred or paid by a director, officer or controlling person of each of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy, as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on April 30, 2001.

                                         EL PASO CORPORATION
                                               Registrant

                                          By       /s/ WILLIAM A. WISE
                                            ------------------------------------
                                                      William A. Wise
                                                   Chairman of the Board,
                                               President and Chief Executive
                                                           Officer

                               POWER OF ATTORNEY

     Each person whose individual signature appears below hereby authorizes H. Brent Austin and Britton White Jr., and each of them as attorneys-in-fact with full power of substitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates as indicated.

                   SIGNATURE                                     TITLE                      DATE
                   ---------                                     -----                      ----

              /s/ WILLIAM A. WISE                 Chairman of the Board, President,    April 30, 2001
------------------------------------------------    Chief Executive Officer and
               (William A. Wise)                    Director

              /s/ DAVID A. ARLEDGE                Vice Chairman of the Board and       April 30, 2001
------------------------------------------------    Director
               (David A. Arledge)

              /s/ H. BRENT AUSTIN                 Executive Vice President and Chief   April 30, 2001
------------------------------------------------    Financial Officer
               (H. Brent Austin)

             /s/ JEFFREY I. BEASON                Senior Vice President and            April 30, 2001
------------------------------------------------    Controller (Chief Accounting
              (Jeffrey I. Beason)                   Officer)

              /s/ BYRON ALLUMBAUGH                Director                             April 30, 2001
------------------------------------------------
               (Byron Allumbaugh)

              /s/ JOHN M. BISSELL                 Director                             April 30, 2001
------------------------------------------------
               (John M. Bissell)

            /s/ JUAN CARLOS BRANIFF               Director                             April 30, 2001
------------------------------------------------
             (Juan Carlos Braniff)

              /s/ JAMES F. GIBBONS                Director                             April 30, 2001
------------------------------------------------
               (James F. Gibbons)

                   SIGNATURE                                     TITLE                      DATE
                   ---------                                     -----                      ----


            /s/ ANTHONY W. HALL JR.               Director                             April 30, 2001
------------------------------------------------
             (Anthony W. Hall Jr.)

            /s/ RONALD L. KUEHN, JR.              Director                             April 30, 2001
------------------------------------------------
             (Ronald L. Kuehn, Jr.)

          /s/ J. CARLETON MACNEIL JR.             Director                             April 30, 2001
------------------------------------------------
           (J. Carleton MacNeil Jr.)

              /s/ THOMAS R. MCDADE                Director                             April 30, 2001
------------------------------------------------
               (Thomas R. McDade)

               /s/ MALCOLM WALLOP                 Director                             April 30, 2001
------------------------------------------------
                (Malcolm Wallop)

                /s/ JOE B. WYATT                  Director                             April 30, 2001
------------------------------------------------
                 (Joe B. Wyatt)

                                  EXHIBIT LIST

EXHIBIT
  NO.                                    EXHIBIT
-------                                  -------
  3.1      --  Restated Certificate of Incorporation of El Paso
               (incorporated by reference to Exhibit 3.A to El Paso's
               Current Report on Form 8-K, File No. 1-14365, filed February
               14, 2001).
  3.2      --  Restated By-laws of El Paso (incorporated by reference to
               Exhibit 3.B to El Paso's Current Report on Form 8-K, File
               No. 1-14365, filed February 14, 2001).
  4.1      --  Amended and Restated Shareholder Rights Agreement, dated as of January 20, 1999, by and between El Paso and Fleet
               National Bank c/o Equiserve, as Rights Agent (incorporated by reference to Exhibit 1 of El Paso's Registration
               Statement on Form 8-A/A, File No. 1-14365, filed January 29,
               1999)
 *5.1      --  Opinion of Andrews & Kurth L.L.P. as to the legality of the common stock being registered.
*23.1      --  Consent of PricewaterhouseCoopers LLP.
*23.2      --  Consent of Deloitte & Touche LLP.
*23.3      --  Consent of Huddleston & Co., Inc.
*23.4      --  Consent of Andrews & Kurth L.L.P. (included in Exhibit 5.1).
*24.1      --  Powers of Attorney (included on signature page).

---------------

 * Filed herewith.